Exhibit 99.1

Robert Anstey Investor Relations 800.962.2436 ir@antigenics.com Sunny Uberoi Media Relations 917.443.3325 suberoi@antigenics.com

Antigenics to Raise $21 Million in Private Placement

NEW YORK — April 9, 2008 — Antigenics Inc. (NASDAQ: AGEN) today announced that it has entered into definitive agreements to sell in a private placement 7 million shares of its common stock at a price of $3.00 per share, resulting in gross proceeds to the company of $21 million, before deducting placement agent fees and other offering expenses. The investors in this private placement will also receive five-year warrants to purchase up to 7 million additional shares of common stock at an exercise price of $3.75 per share.

The closing of the offering is subject to certain conditions, and is expected to occur later today. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM:RODM), served as the exclusive placement agent for the offering.

Proceeds from the financing will be used primarily for funding key commercial and regulatory efforts, including the launch of Oncophage® (vitespen) in Russia and possible filings in Europe and Canada.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state and securities laws. The company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement and the shares of common stock issuable upon exercise of the warrants issued in this private placement.

About Antigenics

Antigenics (NASDAQ: AGEN) is a biotechnology company working to develop treatments for cancers and infectious diseases. The company’s investigational product portfolio includes Oncophage® (vitespen), a patient-specific therapeutic cancer vaccine approved in Russia and being considered for submission in additional countries as well as being evaluated in several indications; QS-21, an adjuvant being evaluated by Antigenics’ collaborative partners in approximately 15 clinical stage vaccines; Aroplatin™ (L-NDDP), a liposomal, third-generation platinum chemotherapeutic; and AG-707, a heat shock protein based therapeutic vaccine for the treatment of genital herpes. For more information, please visit antigenics.com.

This press release contains forward-looking statements, including statements regarding a financing of the company and the potential conversion of warrants into common stock of the company for additional consideration. The financing, including the conversion of warrants, and the timing for any such conversion, is dependent on risks and uncertainties, including, among others, the satisfaction of certain closing conditions in respect of the financing; the valuation of the company’s common stock; the development and commercialization of the company’s products, including, without limitation, the potential launch of Oncophage in Russia and the potential filing of Oncophage in Europe and Canada; decisions by collaborative partners and licensees; decisions by regulatory agencies; timing and results of clinical and preclinical studies; and the factors described under the Risk Factors Section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2007. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above.

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